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                                                                   EXHIBIT 5.1

                      [Thompson Coburn LLP Letterhead]

                              February 12, 2004

Zoltek Companies, Inc.
3101 McKelvey Road
St. Louis, Missouri 63044

      Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel for Zoltek Companies, Inc., a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,246,923 shares ("Underlying Shares") of the common stock of the Company, $0.01 par value per share (the "Common Stock"), issuable upon conversion of the Company's 6% Convertible Debentures in the aggregate principal amount of $7,000,000 (the "Debentures") and exercise of the related warrants to purchase shares of the Company's Common Stock (the "Warrants"), which Debentures and Warrants were issued pursuant to the terms and conditions of that certain Securities Purchase Agreement dated as of December 19, 2003 (the "Purchase Agreement"), by and among the Company and the investors named therein. The Underlying Shares may be sold by the selling shareholders specified in the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities Exchange Commission and the prospectus forming a part thereof, as amended and/or supplemented from time to time.

         As counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as we have deemed necessary or appropriate. In rendering our opinions, we have relied upon certificates of officials of the Company as to certain factual matters material to such opinions, and upon certificates of public officials. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company. In examining such materials and in delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such copies.



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February 12, 2004
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         We are opining herein as to the effect on the subject transactions only of the federal laws of the United States of America and laws of the State of Missouri. We express no opinion as to whether the laws of any other jurisdiction might affect any opinion rendered by us, whether because of the application in Missouri of the laws of such other jurisdiction or because of the application in such other jurisdiction of the above-referenced laws of the State of Missouri.

         Based upon the foregoing and subject to qualifications set forth herein, we are of the opinion that the Underlying Shares have been duly authorized and reserved for issuance and, when the Registration Statement has become effective under the Act, any Underlying Shares issued and delivered upon conversion of the Debentures in accordance with the terms of the Debentures or upon exercise of the Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters."

                              Very truly yours,

                              /s/ THOMPSON COBURN LLP